Exhibit 3.2

BYLAWS
OF
MOHEN, INC.

Table of Contents

Article	Name	Page
I	Offices	2
II	Meetings of Stockholders	2
III	Board of Directors	6
IV	War and National Emergency	9
V	Officers	9
VI	Inspection of Books	12
VII	Checks, Drafts, Notes and Proxies	12
VIII	Shares and Transfers of Shares	12
IX	Seal	15
X	Fiscal Year	15
XI	Execution of Instruments	16
XII	Voting of Securities	16
XIII	Depository Authority	16
XIV	Indemnification and Insurance	17
XV	Amendments	19

ARTICLE I

OFFICES

SECTION 1.01. Registered Office. The registered office of Mohen, Inc. (the “Corporation”) in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, in the County of New Castle, Delaware 19808 and the registered agent in charge thereof shall be Corporation Service Company.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OE STOCKHOLDERS

SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board of Directors, or by a majority of the Directors, or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally, by first-class mail (airmail in the case of international communications), or by electronic mail to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

(b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

SECTION 2.07. Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder who has voting power on the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy that is dated more than six months before the meeting named therein shall be accepted. .No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

SECTION 2.09. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

SECTION 2.10. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two (2) or more classes of stock entitled to vote as separate classes then, in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for any such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not - directly or indirectly - vote any share of its stock.

SECTION 2.11. Action without Meeting. Any action to be taken by the stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if a written consent(s), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings, of stockholder meetings are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

SECTION 2.12. Location of Meetings. All meetings of shareholders must be held in the state of New York, USA.

SECTION 2.13. Additional Special Meeting Matters. Notwithstanding any other provision contained in these Bylaws: (a) If a special meeting is called by stockholders of the corporation, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, to the Chairman of the Board of Directors or the Secretary of the corporation. Subject to Section 2.14, no business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) and not more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.03 of these Bylaws. Nothing contained in this Section 2.12(a) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held. (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12(b). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.12(a) of these Bylaws shall be delivered to the Chairman of the Board of Directors or Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

SECTION 2.14. Proper Matters. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before a meeting of stockholders was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

SECTION 2.15. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date set for such meeting, shall be entitled to vote at such meeting.

SECTION 2.16. Conduct of Meetings. Notwithstanding any other provision contained in these Bylaws: The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

SECTION 3.02. Number and Term of Office. The number of directors shall be thirteen or such other number as shall be fixed from time to time by the Board of Directors. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided. Directors shall be elected to terms of three years. The terms shall be staggered such that one third of the seats shall expire each year.

SECTION 3.03. Resignation. Any director may resign at any time by delivering his written resignation to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04. Removal. A Director may be removed from office with or without cause at any meeting of the stockholders by vote of the stockholders holding more than fifty percent (50%) in interest of the capital stock issued and outstanding and entitled to vote in the election of Directors, or for cause by vote of two-thirds (2/3) of the Directors then in office or by written consent of the recordholders of shares pursuant to Section 2.09 hereof. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

SECTION 3.05. Vacancies. Notwithstanding any other provision contained in these Bylaws: Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.05 in the case of the death, removal or resignation of any director.

SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b) Other Meetings. Regular meetings of the Board of Directors may be held without notice at such places and at such times as the Board of Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given at least one week notice of the determination. A regular meeting of the Board of Directors shall be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or the concurrence of five (5) or more Directors of the corporation.

(c) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least seven days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, electronic transmission or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e) Quorum and Manner of Acting. One half of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1)  the Chairman;

2)  the Chief Executive Officer;

3)  the President

4) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.09. Action without Meeting. Any action that may be taken by the Directors at a Board of Directors meeting may be taken without a meeting if all Directors entitled to vote thereon consent thereto in writing filed with the records of the Corporation. Such consent shall be treated for all purposes as a vote at a meeting of the Board of Directors.

SECTION 3.10. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which any action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be recorded in the minutes of the meeting or unless he or she shall file a written dissent to such action with the Secretary of the Board of Directors meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Board of Directors immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted at the meeting in favor of such action.

SECTION 3.11. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.12. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

WAR AND NATIONAL EMERGENCY

SECTION 4.01. Emergency Bylaws. The emergency bylaws provided in this Article IV shall be operative during any emergency resulting from an attack on the United States, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action. To the extent not inconsistent with these emergency bylaws, the Bylaws of the Corporation shall remain in effect during any emergency and upon its termination these emergency bylaws shall cease to be operative.

SECTION 4.02. Board Meetings During Emergencies. During any such emergency a meeting of the Board of Directors may be called by any officer or director by giving two days’ notice thereof to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time. The notice shall specify the time and the place of the meeting, which shall be the principal office of the Corporation or any other place specified in the notice. At any such meeting three members of the then existing Board of Directors shall constitute a quorum, which may act by majority vote.

SECTION 4.03. Availability of Directors. If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees of the Corporation in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises. Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list.

SECTION 4.04. Powers. The Board of Directors is empowered with the maximum authority possible under the Delaware Corporation Law, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation (including the right to amend this Article) irrespective of the provisions of the Certificate of Incorporation or of the Bylaws.

ARTICLE V

OFFICERS

SECTION 5.01. Officers. The officers of the Corporation shall be the Chairman, the Chief Executive Officer, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person. Only the Chairman and the Chief Executive Officer may serve as members of the Board of Directors.

SECTION 5.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

SECTION 5.03. Term of Office, Resignation and Removal. (a) The Chairman shall be elected by the Board to a term of three years in accordance with Section 3.02.

(b) Each other officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(c) Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Chief Executive Officer, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(d) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

SECTION 5.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 5.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 5.05. The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 5.06. The Chief Executive Officer. The Chief Executive Officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 5.07. The President. The President, if any, shall subject to the direction of the Chief Executive Officer, have general supervision and responsibilities as so designated by the Chief Executive Officer.

SECTION 5.08. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Chief Executive Officer, shall generally assist the Chief Executive Officer and President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 5.09. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the Chief Executive Officer and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Executive Officer.

SECTION 5.10. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 5.11. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 5.12. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE VI

INSPECTION OF BOOKS

SECTION 6.01. Inspection of Books. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly. The Board of Directors shall choose an Audit Committee, consisting solely of Directors who are not employees of the corporation, who shall be empowered to meet with the outside auditor at least once a year.

ARTICLE VII

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 7.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 7.02. Execution of Proxies. The Chairman, the Chief Executive Officer, the President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President.

ARTICLE VIII

SHARES AND TRANSFERS OE SHARES

SECTION 8.01. Certificates Evidencing Shares. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Board of Directors. The certificate shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set for the on the face or back either the full text of the restriction or a statement of the existence of such restriction and statement that the Corporation will furnish a copy to the holder of such certificate on written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and rights, or a statement that the Corporation will furnish a copy thereof to the holder of such certificate on written request and without charge.

SECTION 8.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 8.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 8.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

SECTION 8.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 8.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares.

SECTION 8.07. Issue of Stock. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any capital stock of the corporation held in its treasury may be issued or disposed of by majority vote of the Board of Directors in such manner, for such consideration, and on such terms as the Board of Directors may determine..

SECTION 8.08. No Fractional Shares. The Corporation shall issue no fractional shares to any stockholder and upon any action which would require such issuance but for this provision, the Corporation shall, in lieu of such issuance, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

SECTION 8.09. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE IX

SEAL

SECTION 9.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE X

FISCAL YEAR

SECTION 10.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day in January of each year and end on the following thirty-first day of December unless changed by resolution of the Board.

ARTICLE XI

EXECUTION OE INSTRUMENTS

SECTION 11.01. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman, the Chief Executive Officer, or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

ARTICLE XII

VOTING OE SECURITIES

SECTION 12.01. Voting of Securities. Except as the Board of Directors may otherwise designate, the Chairman, or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

ARTICLE XIII

DEPOSITORY AUTHORITY

SECTION 13.01. Depository Authority. Any Chairman, Chief Executive Officer, President, Vice President or Treasurer, together with the Secretary or any Assistant Secretary, shall designate the banks and the name, whether it be the Corporate name or the name of one of them or the name of other persons connected with the Corporation or trade names, in which such accounts shall be opened and kept and shall designate the persons who shall have authority on behalf of the Corporation to sign checks against such funds, to the extent of such funds in said accounts only, and the persons who shall have authority to endorse and make payable to the order of said banks, checks, drafts and other negotiable instruments, for deposit in said banks, and to deposit such checks, drafts and other negotiable instruments in said accounts.

ARTICLE XIV

INDEMNIFICATION AND INSURANCE

SECTION 14.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, advisor, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, advisor, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 14.01(a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under Section 14.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 14.01(a) and (b) of these Bylaws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article XIV. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) For purposes of this Article XIV, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this Article XIV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, advisor, or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee, advisor, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XIV.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 14.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisor, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, advisor, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE XV

AMENDMENTS

SECTION 15.01. Amendments. Any Bylaw (including these Bylaws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereto.

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